                                              News Release

                                                                                                Cory T. Walker

     February 8, 2008                                                                Chief Financial Officer

                                                                                                (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 1.2% INCREASE IN FOURTH QUARTER REVENUES

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income for the fourth quarter of 2007 of $33,004,000, or $0.23 per share, a decrease of 12.3% from the $37,623,000, or $0.27 per share, reported for the quarter ended December 31, 2006. Total revenue for the quarter ended December 31, 2007 was $217,226,000, compared with 2006 fourth-quarter revenue of $214,650,000, an increase of 1.2%.

Total revenue for the twelve months ended December 31, 2007 was $959,667,000, compared with revenue of $878,004,000 for the corresponding period in 2006, up 9.3%. Net income for the twelve months of 2007 was $190,959,000, versus $172,350,000 during the comparable 2006 period, an increase of 10.8%.  Net income per share for the twelve months ended December 31, 2007 was $1.35, versus the $1.22 per share posted during the same period in 2006, an increase of 10.7%.

J. Hyatt Brown, Chairman and Chief Executive Officer, noted, "The fourth quarter of 2007 was a very challenging quarter.  Property and Casualty lines of insurance continued to renew at 15% to 30% less than expiring premiums.  New business production was in line with expectations but not sufficient to make up the price reductions across the states in which we operate.  These price reductions are of course good news for our insureds.  For the year of 2007, our net income per share was up a respectable 10.7%."

Jim W. Henderson, Vice Chairman and Chief Operating Officer, added, "We are very pleased to report an increase in merger and acquisitions activity  with 20 transactions and $61.2 million in estimated annualized revenues acquired during the period extending from the fourth quarter of 2007 through the first 40 days of 2008.  During the 2007 calendar year, we acquired approximately $107.0 of annualized revenues, a 90% increase over 2006.  There is a general improvement in the merger and acquisitions environment, and as such, acquisitions will continue to be a bright spot in our long-term growth plans."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of recent legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Georgia, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

                                                                      -2-

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the

	Three Months Ended		Twelve Months Ended

	December 31		December 31

	2007	2006	2007	2006
REVENUES

Commissions and fees	$213,194	$210,763	$914,650	$864,663
Investment income	2,639	3,096	30,494	11,479
Other income, net	__1,393	791	14,523	1,862
Total revenues	217,226	214,650	959,667	878,004

EXPENSES

Employee compensation and benefits	110,164	100,160	444,101	404,891
Non-cash stock-based compensation	1,340	815	5,667	5,416
Other operating expenses	34,962	35,887	131,371	126,492
Amortization	10,638	9,431	40,436	36,498
Depreciation	3,271	3,007	12,763	11,309
Interest	3,357	3,277	13,802	_ 13,357
Total expenses	163,732	152,577	648,140	597,963

Income before income taxes	53,494	62,073	311,527	280,041

Income taxes	20,490	24,450	120,568	107,691

Net income	$ 33,004	$ 37,623	$190,959	$ 172,350
	======	======	=======	=======
Net income per share:
Basic	$0.23	$0.27	$1.36	$1.23
	====	====	====	====
Diluted	$0.23	$0.27	$1.35	$1.22
	====	====	====	====
Weighted average number of shares outstanding:
Basic	140,701	139,969	140,476	139,634
	======	======	======	======
Diluted	141,355	141,227	141,257	141,020
	======	======	======	======
Dividends declared per share	$0.07	$0.06	$0.25	$0.21
	====	====	====	====

                                                                                             -3-

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended December 31, 2007
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	12/31/07	12/31/06	Change	Growth %	Revenues	Growth %

Florida Retail	$ 41,250	$ 45,347	$ (4,097)	(9.0)%	$ 982	(11.2)%
National Retail	62,241	48,236	14,005	29.0%	15,450	(3.0)%
Western Retail	21,910	23,793	_(1,883)	(7.9)%	80	(8.3)%
Total Retail	125,401	117,376	8,025	6.8%	16,512	(7.2)%

Professional Programs	11,630	10,980	650	5.9%	47	5.5%
Special Programs	31,253	32,921	(1,668)	(5.1)%	10	(5.1)%
Total National Programs	42,883	43,901	(1,018)	(2.3)%	57	(2.4)%

Wholesale Brokerage	34,988	37,382	(2,394)	(6.4)%	3,454	(15.6)%

Services	7,977	8,702	(725)	(8.3)%	-	(8.3)%

Total Core Commissions
and Fees (1)	$211,249	$207,361	$ 3,888	1.9%	$20,023	(7.8)%
	======	======	=====		=====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended December 31, 2007 and 2006
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	12/31/07	12/31/06

Total core commission and fees(1)	$211,249	$207,361
Contingent commissions	1,945	885

Total commissions & fees	$213,194	$210,763
	=======	=======

(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 38,234	$ 88,490
Restricted cash and investments	254,404	242,187
Short-term investments	2,892	2,909
Premiums, commissions and fees receivable	240,680	282,440
Deferred income taxes	17,208	-
Other current assets	33,964	32,180
Total current assets	587,382	648,206

Fixed assets, net	62,327	44,170
Goodwill	846,433	684,521
Amortizable intangible assets, net	443,224	396,069
Investments	355	15,826
Other assets	20,938	19,160
Total assets	$1,960,659	$1,807,952
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 394,034	$ 435,449
Premium deposits and credits due customers	41,211	33,273
Accounts payable	18,760	17,854
Accrued expenses	90,599	86,009
Current portion of long-term debt	11,519	18,082
Total current liabilities	556,123	590,667

Long-term debt	227,707	226,252

Deferred income taxes, net	65,736	49,721

Other liabilities	13,635	11,967

Shareholders' equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 140,673 at 2007 and 140,016 at 2006	14,067	14,002
Additional paid-in capital	231,888	210,543
Retained earnings	851,490	695,656
Accumulated other comprehensive income	__13	9,144

Total shareholders' equity	1,097,458	929,345

Total liabilities and shareholders' equity	$1,960,659	$1,807,952
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